Exhibit 99.1

Allied Motion Reports Record Sales and Profit for the First Quarter Ended March 31, 2011

DENVER--(BUSINESS WIRE)--May 12, 2011--Allied Motion Technologies Inc. (NASDAQ: AMOT) today announced it achieved record sales and profit for the first quarter ended March 31, 2011 with net income of $1,213,000 or $.14 per diluted share compared to net income of $734,000 or $.09 per diluted share for the quarter ended March 31, 2010. Revenues for the quarter increased 53% to $26,724,000 compared to $17,422,000 last year. Of this 53% increase, revenues from existing businesses increased 22% and incremental revenues achieved by the companies acquired in 2010 contributed 31% of the increase. This quarter’s results include the results from Agile Systems Inc., a subsidiary that was acquired on June 3, 2010 and continues to operate as Allied Motion Canada and Ostergrens Elmotor AB, a Swedish company acquired on December 30, 2010. Bookings for the quarter ended March 31, 2011 were $26,374,000 compared to $26,229,000 for the same quarter last year. Backlog at March 31, 2011 was $38,704,000, reflecting a 33% increase from March 31, 2010 and a 2% increase over backlog at the end of 2010.

Included in the first quarter results for 2010 was a pretax gain of $685,000 ($436,000 after tax) for the final business interruption insurance settlement for the October 2008 fire at Allied’s former encoder operation in Chatsworth, California and non-recurring expenses of $230,000 ($140,000 after tax) that were incurred to integrate the encoder operation into Allied’s Emoteq operation in Tulsa, Oklahoma. Excluding the insurance settlement gain and the nonrecurring costs, the net pretax profit for the first quarter of 2010 would have been $609,000 and the net income would have been $438,000, or $.06 per diluted share, as compared to the current quarter’s pretax profit of $1,784,000 and net income of $1,213,000, or $.14 per diluted share.

“The record sales and profit achieved during the first quarter of 2011 are a result of our actions taken during 2010 to streamline our operations and to generate growth organically and through acquisitions. While our latest acquisition, Ostergrens, supplemented our top line, the majority of the earnings increase was realized through profit improvements in our existing operations,” commented Dick Warzala, President and CEO of Allied Motion. “With the top line growth provided by our acquisitions, our team looks forward to increasing internal profits through the continuous implementation of Allied Systematic Tools (AST) to improve efficiencies and productivity and eliminate waste throughout our company. Our acquisitions also provide us with expanded electronic motion control products and development capabilities and we are hard at work to ensure the smooth assimilation of these capabilities to increase the value of our sales through the solution selling activities of our sales force. By designing innovative 'Motion Solutions That Change the Game' to meet the needs of our served markets and customers and our ever increasing pipeline of new projects, we continue to have a positive outlook for our continued growth in the future.”

Headquartered in Denver, Colorado, Allied Motion designs, manufactures and sells motion control products into applications that serve many industry sectors. Allied Motion is a leading supplier of precision and specialty motion control components and systems to a broad spectrum of customers throughout the world.

The statements in this press release and in the Company’s May 13, 2011 conference call that relate to future plans, events or performance are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statements that may predict, forecast, indicate, or imply future results, performance, or achievements. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results of the Company to differ materially from the forward-looking statements. The risks and uncertainties include international, national and local general business and economic conditions in the Company’s motion markets, introduction of new technologies, products and competitors, the ability to protect the Company’s intellectual property, the ability of the Company to sustain, manage or forecast its growth and product acceptance, success of new corporation strategies and implementation of defined critical issues designed for growth and improvement in profits, the continued success of the Company’s customers to allow the Company to realize revenues from its order backlog and to support the Company’s expected delivery schedules, the continued viability of the Company’s customers and their ability to adapt to changing technology and product demand, the ability of the Company to meet the technical specifications of its customers, the continued availability of parts and components, increased competition and changes in competitor responses to the Company’s products and services, changes in government regulations, availability of financing, the ability of the Company’s lenders and financial institutions to provide additional funds if needed for operations or for making future acquisitions or the ability of the Company to obtain alternate financing if present sources of financing are terminated, the ability to attract and retain qualified personnel who can design new applications and products for the motion industry, the ability of the Company to identify and consummate favorable acquisitions to support growth and new technology, and the ability of the Company to control costs for the purpose of improving profitability. The Company’s ability to compete in this market depends upon its capacity to anticipate the need for new products, and to continue to design and market those products to meet customers’ needs in a competitive world. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements as a prediction of actual results. The Company has no obligation or intent to release publicly any revisions to any forward-looking statements, whether as a result of new information, future events, or otherwise.

ALLIED MOTION TECHNOLOGIES INC. FINANCIAL SUMMARY (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	For the Three Months Ended March 31,
HIGHLIGHTS OF OPERATING RESULTS	2011	2010
Revenues	$26,724	$17,422
Cost of products sold	18,775	13,017
Gross margin	7,949	4,405
Operating expenses and other	6,165	3,341
Income before income taxes	1,784	1,064
Provision for income taxes	(571)	(330)

Net income	$1,213	$734
PER SHARE AMOUNTS:
Diluted income per share	$0.14	$0.09
Diluted weighted average common shares	8,495	7,768

CONDENSED BALANCE SHEETS	March 31, 2011	December 31, 2010
Assets
Current Assets:
Cash and cash equivalents	$2,317	$3,553
Trade receivables, net	13,511	11,753
Inventories, net	13,093	11,787
Other current assets	2,255	1,817
Total Current Assets	31,176	28,910
Property, plant and equipment, net	7,082	6,923
Deferred income taxes and other	5,431	5,533
Goodwill and intangible assets, net	10,049	9,640
Total Assets	$53,738	$51,006
Liabilities and Stockholders’ Investment
Current Liabilities:
Debt obligations	$846	$795
Accounts payable and other current liabilities	17,215	14,358
Total Current Liabilities	18,061	15,153
Other long-term liabilities	3,556	5,909
Total Liabilities	21,617	21,062
Stockholders’ Investment	32,121	29,944
Total Liabilities and Stockholders’ Investment	$53,738	$51,006

	For the Three Months Ended March 31,
CONDENSED STATEMENTS OF CASH FLOWS	2011	2010
Cash flows from operating activities:
Net income	$1,213	$734
Depreciation and amortization	542	496
Changes in working capital balances and other	(2,408)	392
Net cash (used in) provided by operating activities	(653)	1,622

Cash flows from investing activities:
Contingent consideration paid for acquisition	(332)	--
Purchase of property and equipment	(428)	(304)
Net cash used in investing activities	(760)	(304)

Net cash provided by (used in) in financing activities	95	(198)
Effect of foreign exchange rate changes on cash	82	(279)
Net (decrease) increase in cash and cash equivalents	(1,236)	841
Cash and cash equivalents at beginning of period	3,553	4,470
Cash and cash equivalents at March 31	$2,317	$5,311

CONTACT:
Allied Motion Technologies Inc.
Richard Smith, 303-799-8520
or
Sue Chiarmonte, 303-799-8520